Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MYRIANT TECHNOLOGIES, INC.
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
     Myriant Technologies, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
     DOES HEREBY CERTIFY:
     1. That the name of this corporation is Myriant Technologies, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on January 10, 2011 under the name Myriant Corp.
     2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:
     RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:
     FIRST: The name of this corporation is Myriant Technologies, Inc. (the “Corporation”).
     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.
     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 40,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), (ii) 11,214,953 shares of Class A Common Stock, $0.0001 par value per share (“Class A Common”), and (iii) 3,044,905 shares of Class B Common Stock, $0.0001 par value per share (“Class B Common” and, collectively together with Class A Common, “Class Common”).
     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.
     A. COMMON STOCK
          1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Class Common set forth herein.

          2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Class Common if the holders of such affected Class are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Class Common that may be required by the terms of this Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.
     B. CLASS COMMON
     The Class Common shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.
          1. Dividends.
     From and after the date of the issuance of any shares of Class A Common, dividends at the rate per annum of 8% per share, compounded annually, shall accrue on such shares of Class A Common from the date of issue of such Class A Common (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common) (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided however, that except as set forth herein, such Accruing Dividends shall be payable only when, as, and if declared by the unanimous affirmative vote of all of the members of the Board of Directors. Dividends on Class B Common and Common Stock may only be paid if the dividends are declared by the unanimous affirmative vote of all of the members of the Board of the Directors and the Corporation shall be under no obligation to pay any dividends otherwise. The Corporation shall not declare, pay or set aside any dividends on shares of Common Stock or Class B Common or any other class or series of capital stock of the Corporation unless (in addition to the obtaining of any consents required elsewhere in this Amended and Restated Certificate of Incorporation) the holders of the Class A Common then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Class A Common in an amount equal to (i) the amount of the aggregate Accruing Dividends then accrued on such shares of Class A Common and not previously paid plus (ii) a dividend per share of Class A Common as would equal the dividend per share of the Class B Common or Common Stock, as the case may be, provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Class A Common pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Class A Common dividend.
          2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

               2.1 Preferential Payments to Holders of Class Common. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Class A Common then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock or Class B Common by reason of their ownership thereof, an amount per share equal to the Class A Common Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon. The “Class A Common Original Issue Price” shall mean $5.35 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Class A Common the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Class A Common shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
               After the payment of all preferential amounts required to be paid to the holders of shares of Class A Common, the holders of shares of Class B Common then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the Class B Common Original Issue Price, plus any dividends declared but unpaid thereon. The “Class B Common Original Issue Price” shall mean $5.35 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class B Common. If upon any such liquidation, dissolution or winding up of the Corporation, and after payment of all preferential amounts required to be paid to the holders of shares of Class A Common, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Class B Common the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Class B Common shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
               2.2 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Class Common, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Class Common and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation. The aggregate amount which a holder of a share of Class A Common is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Class A Liquidation Amount.” The aggregate amount which a holder of a share of Class B Common is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Class B Liquidation Amount.”
               2.3 Deemed Liquidation Events.
                    2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of a majority of the outstanding shares of Class A Common elect otherwise by written notice to the Corporation at least two (2) business days prior to the effective date of any such event:

                         (a) a merger or consolidation in which (i) the Corporation or (ii) a material subsidiary of the Corporation is a constituent party, except any such merger or consolidation involving the Corporation or a subsidiary thereof in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or
                         (b) the acquisition by any person or group, other than holders of capital stock of the Corporation on the Original Issue Date (as defined below), of a majority of the voting power of the outstanding shares of capital stock of the Corporation (other than a financing transaction, the proceeds of which are paid to the Corporation and not directly or indirectly to any stockholders of the Corporation); or
                         (c) the sale, lease, transfer, or other disposition, in a single transaction or series of related transactions, by the Corporation and its subsidiaries of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or
                         (d) the sale or transfer of all or substantially all of the Corporation’s and its subsidiaries’ right, title and interest in and to, or encumbrance of title to (other than through a license), all material IP of the Corporation and its subsidiaries, other than licensing transactions in the ordinary course of business of the Corporation or its subsidiaries such as corporate partnering and commercial licensing transactions. “IP” shall mean all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, know-how, design, domain names, rights to apply for registration of any of the foregoing, and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in to and under any of the foregoing, proprietary information relating to any of the foregoing, in any and all such cases that are owned or used by the Corporation in the conduct of the Corporation’s business as now conducted and as presently proposed to be conducted.
                    2.3.2 Effecting a Deemed Liquidation Event.
                         (a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

                         (b) In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b) through (d), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Class A Common and Class B Common no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Class A Common and Class B Common, as applicable, and (ii) if the holders of a majority of the then outstanding shares of Class A Common so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Class Common at a price per share equal to the Class A Liquidation Amount or Class B Liquidation Amount, as applicable. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Class A Common, the Corporation shall redeem a pro rata portion of each holder’s shares of Class A Common to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor; if, after redemption of the Class A Common as aforesaid, the remaining Available Proceeds are not sufficient to redeem all outstanding shares of Class B Common, the Corporation shall redeem a pro rata portion of each holder’s shares of Class B Common to the fullest extent of such remaining Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the remaining Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.
                    2.3.3 Amount Deemed Paid or Distributed. If the amount deemed paid or distributed under this Subsection 2.3 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:
                         (a) For securities not subject to investment letters or other similar restrictions on free marketability,
          (i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-day period ending three days prior to the closing of such transaction;
          (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing of such transaction; or
          (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                         (b) The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.
          3. Voting.
               3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Class Common shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Class Common held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Amended and Restated Certificate of Incorporation, holders of Class Common shall vote together with the holders of Common Stock as a single class.
               3.2 Election of Directors. The holders of record of the shares of Class A Common, exclusively and as a separate class, shall be entitled to elect three (3) directors of the Corporation (the “Class A Directors”), the holders of record of the shares of Class B Common, exclusively and as a separate class, shall be entitled to elect three (3) directors of the Corporation (the “Class B Directors”), and the holders of record of the shares of Class Common, exclusively and as a separate class, shall be entitled to elect one (1) independent director of the Corporation (the “Independent Director”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent in lieu of a meeting of such stockholders. If the holders of shares of Class A Common or Class B Common or Class Common, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Class A Common or Class B Common or Class Common, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series. The rights of the holders of the Class A Common and the rights of the holders of the Class B Common under the first sentence of this Subsection 3.2 shall terminate on the first date following the Original Issue Date (as defined below) on which there are issued and outstanding less than 1,121,495 shares of Class A Common or 304,490 shares of Class B Common, as applicable (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common or Class B Common, as the case may be). If the holders of the Class A Common or holders of the Class B Common are disqualified to elect directors pursuant to the preceding sentence, the applicable number of directors shall be elected by the holders of a majority of the Class Common entitled to vote pursuant to this Subsection 3.2.

               3.3 Class A Common Protective Provisions. At any time when at least 1,121,495 shares of Class A Common (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation) (a) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Class A Common, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class or (b) the approval of the Board of Directors, including the affirmative vote of at least one Class A Director:
                    3.3.1 amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or Bylaws of the Corporation, or change the powers, preferences or rights of any class or series of capital stock of the Corporation, in a manner that adversely affects the powers, preferences or rights of the Class A Common;
                    3.3.2 declare or pay any dividend or make any distribution on Common Stock or any class or series of stock junior to Class A Common;
                    3.3.3 redeem or repurchase (or permit any subsidiary to redeem or repurchase), any shares of capital stock of the Corporation other than redemptions or repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service or pursuant to the provisions of the right of first refusal or pre-emptive rights available for the investors of the Corporation;
                    3.3.4 increase or decrease the authorized number of shares of any class or series of capital stock, other than any increase to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Class A Common and Class B Common outstanding at any given time;
                    3.3.5 increase the number of shares of capital stock of the Corporation authorized for issuance pursuant to the Corporation’s stock incentive plan;
                    3.3.6 issue any shares of any class or series of capital stock of the Corporation, or any securities convertible into the capital stock of the Corporation, other than Exempted Securities;
                    3.3.7 increase or decrease the authorized number of directors constituting the Board of Directors or the number of Class A Directors;
                    3.3.8 consummate a sale or transfer of right, title and interest in and to, or encumbrance of title to (other than a license), any of the Corporation’s IP, other than licensing transactions in the ordinary course of business of the Corporation such as a corporate partnering and commercial licensing transaction, and except for any such sale or transfer that would constitute a Deemed Liquidation Event;
                    3.3.9 liquidate, dissolve or wind-up the business and affairs of the Corporation, or consummate a Deemed Liquidation Event, or consent to any of the foregoing;
                    3.3.10 change the principal business lines of the Corporation;

                    3.3.11 incur or guarantee any indebtedness for borrowed money of the Corporation in excess of $250,000 individually or $1,000,000 in the aggregate, other than (a) a working capital credit facility in an amount up to $5,000,000 and (b) debt related to the Corporation’s Lake Providence project in an amount up to $35,000,000 and secured by a USDA or U.S. Department of Energy loan guarantee;
                    3.3.12 loan funds to or guarantee the contractual obligations of any person or entity, except in the ordinary course of business;
                    3.3.13 change any material terms of the employment agreements or contracts between the Corporation and any of its key employees;
                    3.3.14 make capital, operating and other expenditures of the Corporation, in any calendar quarter, in an amount more than 10% greater than the aggregate expenditures provided for such calendar quarter in the annual budget and operating plan of the Corporation therefor approved by the Board of Directors;
                    3.3.15 enter into any contract with a supplier, customer or partner outside the ordinary course of business that imposes material restrictions or limitations (including, without limitation, exclusivity and non-compete provisions) on the conduct of the Corporation or its business; or
                    3.3.16 enter into transactions with any affiliate of a stockholder of the Corporation involving an amount greater than $100,000, other than licensing transactions in the ordinary course of business.
          4. Optional Conversion.
     The holders of the Class Common shall have conversion rights as follows (the “Conversion Rights”):
               4.1 Right to Convert.
                    4.1.1 Conversion Ratio. Each share of Class Common shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Class A Common Original Issue Price or the Class B Common Original Issue Price, as applicable, by the Conversion Price in effect at the time of conversion. The “Conversion Price” shall initially be equal to $5.35. Such initial Conversion Price, and the rate at which shares of Class Common may be converted into shares of Common Stock, shall be subject to adjustment as provided below.
                    4.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Class Common.
               4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Class Common. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Class Common the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.
               4.3 Mechanics of Conversion.
                    4.3.1 Notice of Conversion. In order for a holder of Class Common to voluntarily convert shares of Class Common into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Class Common (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Class Common (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Class Common represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Class Common, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Class Common represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all Accruing Dividends (with respect to shares of Class A Common) accrued but unpaid, whether or not declared, together with any other dividends declared but unpaid, in each case on the shares of Class Common converted.
                    4.3.2 Reservation of Shares. The Corporation shall at all times when the Class Common shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Class Common, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class Common; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class Common, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Class Common, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                    4.3.3 Effect of Conversion. All shares of Class Common which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends (including Accruing Dividends with respect to shares of Class A Common) accrued (whether or not declared) or declared but unpaid thereon. Any shares of Class Common so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class Common accordingly.
                    4.3.4 No Further Adjustment. Following any such conversion, no further adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Class Common surrendered for conversion or on the Common Stock delivered upon conversion.
                    4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Class Common pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Class Common so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
               4.4 Adjustments to Conversion Price for Diluting Issues.
                    4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:
                         (a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
                         (b) “Original Issue Date” shall mean the date on which the first share of Class A Common was issued.
                         (c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
                         (d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):
          (i) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Class A Common and Class B Common;

          (ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;
          (iii) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including at least one Class A Director;
          (iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;
          (v) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, including at least one Class A Director; or
          (vi) shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or in connection with any sponsored research, joint venture, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships, provided, that such issuances are approved by the Board of Directors of the Corporation including at least two Class A Directors.
                   4.4.2 No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Class A Common agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
                   4.4.3 Deemed Issue of Additional Shares of Common Stock.
                         (a) If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of

Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
                         (b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.
                         (c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
                         (d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Subsection 4.4.4, the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.
                         (e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.
                    4.4.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issue, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:
CP2 = CP1* (A + B) ÷ (A + C).
For purposes of the foregoing formula, the following definitions shall apply:
                         (a) “CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;
                         (b) “CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;
                         (c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Class Common) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);
                         (d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and
                         (e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.
                    4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:
                         (a) Cash and Property: Such consideration shall:

          (i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;
          (ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and
          (iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.
                         (b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:
          (i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
          (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
                   4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Subsection 4.4.4 then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).
               4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.
                    4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:
     (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
     (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Class Common simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Class Common had been converted into Common Stock on the date of such event.
                    4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Class A Common shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Class A Common had been converted into Common Stock on the date of such event.
                    4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Class Common) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Class Common shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Class Common immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Class Common, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Class Common.
                    4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 20 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class A Common a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Class A Common is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Class Common (but in any event not later than 20 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Class Common.
                    4.10 Notice of Record Date. In the event:
                         (a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
                         (b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or
                         (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Class Common a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Class Common) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Class Common and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.
          5. Mandatory Conversion.
                    5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price per share equal to or greater than the quotient obtained by dividing $350,000,000 by the total number of shares of Common Stock outstanding on an as-converted, fully diluted basis immediately before giving effect to such sale of shares, in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of proceeds, net of the underwriting discount and commissions, to the Corporation or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Class A Common (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Class Common shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.
                    5.2 Procedural Requirements. All holders of record of shares of Class Common shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Class Common pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Class Common shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Class Common converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Class Common, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of all Accruing Dividends (with respect to shares of Class A Common) accrued but unpaid, whether or not declared, together with any other dividends declared but unpaid, in each case on the shares of Class Common converted. Such converted Class Common shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class Common accordingly.
          6. Redemption. Except as otherwise expressly provided herein, the Class Common shall not be redeemable at the option of the Corporation or the holders thereof.

          7. Redeemed or Otherwise Acquired Shares. Any shares of Class Common that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Class Common following redemption.
          8. Waiver. Any of the rights, powers, preferences and other terms of the Class A Common set forth herein may be waived on behalf of all holders of Class A Common by the affirmative written consent or vote of the holders of a majority of the shares of Class A Common then outstanding. Any of the rights, powers, preferences and other terms of the Class B Common set forth herein may be waived on behalf of all holders of Class B Common by the affirmative written consent or vote of the holders of a majority of the shares of Class B Common then outstanding. Any of the rights, powers, preferences and other terms of Class A Common and Class B Common, together as the Class Common, set forth herein may be waived on behalf of all holders of Class Common by the affirmative written consent or vote of the holders of a majority of the shares of Class A Common then outstanding plus the affirmative written consent or vote of the holders of a majority of the shares of Class B Common then outstanding.
          9. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Class Common shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.
     FIFTH: Subject to any additional vote required by this Amended and Restated Certificate of Incorporation or the Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
     SIXTH: The number and the manner of election of directors of the Corporation is set forth exclusively in this Amended and Restated Certificate of Incorporation.
     SEVENTH: This Amended and Restated Certificate of Incorporation may only be amended or repealed following the adoption of appropriate resolutions approving such amendment or repeal by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of this Amended and Restated Certificate of Incorporation and the General Corporation Law of the State of Delaware.
     EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
     NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

     Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
     TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.
     Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.
*   *   *
     3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.
     4. That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.
     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 13th day of January, 2011.

By:	/s/ Stephen J. Gatto
Chief Executive Officer

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MYRIANT TECHNOLOGIES, INC.
     MYRIANT TECHNOLOGIES, INC. (hereinafter called the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
     FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 13, 2011 and that the Corporation was originally incorporated pursuant to the General Corporation Law on January 10, 2011 under the name Myriant Corp.
     SECOND: That the Article First of the Amended and Restated Certificate of Incorporation of the Corporation be, and hereby is, amended to read as follows:
          “The name of this corporation is Myriant Corporation (the “Corporation”)”
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Myriant Technologies, Inc. has caused this Certificate of Amendment to be signed by its authorized officer, this 27th day of May, 2011.

MYRIANT TECHNOLOGIES, INC.
By:	/s/ Stephen J. Gatto
	Name:	Stephen J. Gatto
	Title:	Chief Executive Officer